Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 50077LAA4
Quarterly Report from Adviser for the Quarter Ending 06/30/2016

PROCEDURES PURSUANT TO RULE 10f-3*

 Securities Purchased

(1) Name of Underwriters (GS) GOLDMAN, SACHS & CO.
BARCLAYS CAPITAL INC.
BNP PARIBAS SECURITIES CORP
CITICORP USA, INC.
CREDIT AGRICOLE SECURITIES (USA) INC.
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
HSBC SECURITIES (USA) INC.
J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED
MITSUBISHI UFJ SECURITIES (USA), INC.
MIZUHO SECURITIES USA INC.
MORGAN STANLEY & CO. LLC
RBC CAPITAL MARKETS, LLC
SANTANDER INVESTMENT SECURITIES INC.
SMBC NIKKO SECURITIES INC.
WELLS FARGO SECURITIES, LLC







(2) Name of Issuer KRAFT HEINZ FOODS CO

(3) Title of Security KRAFT HEINZ FOODS COMPA 4.375% 01 JUN 2046-45 144A

(4) Date of Prospectus or First Offering 05/10/16

(5) Amount of Total Offering ** 3,000,000,000

(6) Unit Price (Local Currency) 99.684

(7) Underwriting Spread or Commission 0.8750

(8) Rating SP:BBB-/ MD:Baa3/ FT:BBB-

(9) Maturity Date 06/01/46

(10) Current Yield 4.389%

(11) Yield to Maturity 4.41%

(12) Subordination Features Senior Unsecured




*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which
 Goldman, Sachs & Co. (Goldman Sachs) or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of US 1940 Act Fund.

 **The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt trasactions is shown in dollars.

Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 50077LAA4
Quarterly Report from Adviser for the Quarter Ending 06/30/2016

PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13) Nature of Political Entity, if any, N/A including, in the case of revenue bonds, underlying entity supplying the revenue

(14) Total Par Value of Securities Purchased*** 450,000.00

(15) Dollar Amount of Purchases ($) $448,578.00

(16) Number of Securities Purchased 450,000.00

(17) Years of Continuous Operation At least 3 years of Operation
 (excluding municipal securities; see (25)(d) below)

(18) % of Offering Purchased by Fund 0.0150%

(19) % of Offering Purchased by 3.1850%
 all other GSAM-managed Portfolios and Accounts

(20) Sum of (18) and (19)**** 3.2001%

(21) % of Fund's Total Assets applied 0.1967% to Purchase

(22) Name(s) of Underwriter(s) or WELLS FARGO SECURITIES, LLC

 Dealer(s) from whom Purchased

(23) Is the Adviser, any Subadviser or any person of which the Adviser or Subadviser is an affiliated person, a Manager or Co-Manager of the Offering? Yes_x__ No____

(24) Were Purchases Designated as Group
 Sales or otherwise allocated to
 the Adviser, any Subadviser or any person of which the Adviser or Subadviser is an Yes____ No_x__ affiliated person?



*** For equity securities, the figure shown represents the number of shares purchased.

 ****May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. (GSAM) or Goldman Sachs Asset Management International (GSAMI), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers (QIBs) plus (B) the principal amount of the class of securities being offered in any concurrent offering.




Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 50077LAA4
Quarterly Report from Adviser for the Quarter Ending 06/30/2016



PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(25) Have the following conditions been satisfied:

 (a) The securities were: (i) part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public;
 (ii) U.S. government securities, as defined in Section 2(a)(16) of the Securities Exchange Act of 1934, as amended (theExchange Act);
 (iii) Eligible Municipal Securities; (iv) securities sold in an Eligible Foreign Offering; or (v) were securities sold in an Eligible Rule 144A Offering? Yes_x__ No____


 (b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities(except, in the case of an Eligible
 Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes_x__ No____



 (c) The underwriting was a firm commitment underwriting? Yes_x__ No____



 (d) With respect to any issue of securities other than Eligible Municipal Securities, was the issuer of such secutrities to be purchased in continuous operation for not less than three years, including the operation of any predecessors; or with respect to any issue of Eligible Municipal Securities to be purchased, were the securities sufficiently liquid that they could be sold at or near their carrying value within a reasonably short period of time and either: (i) were subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues from which the issue is to be paid, had been in continuous operation for less than three years
 (including the operation of any predecessors) the securities were subject to a minimal or low amount of credit risk? Yes____ No____ N/A_x__